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                              EMPLOYMENT AGREEMENT




                  THIS AGREEMENT, made and entered into as of this 4th day of October, 2006 by and between ZBB ENERGY CORPORATION, a Wisconsin corporation, hereinafter referred to as the "CORPORATION," and ROBERT JOHN PARRY, hereinafter referred to as the "EMPLOYEE."

                              W I T N E S S E T H:

                  WHEREAS, the Employee desires to be continued employed by the Corporation in the capacity of Chief Executive Officer; and

                  WHEREAS, the Corporation and the Employee desire to set forth in this Agreement the terms and conditions under which the Employee is to continue to be employed by the Corporation and intend to herby replace in its entirety, the previous Employment Agreement between the parties, as amended.

                  NOW, THEREFORE, the Corporation and the Employee, in consideration of the mutual promises hereinafter set forth, do hereby promise and agree as follows:

                                    ARTICLE I

                                      Term

                  The term of the Employee's employment under this Agreement shall commence effective as of the date set forth in Section I of EXHIBIT A attached hereto and shall, except as it may otherwise be subject to termination hereunder, continue thereafter for a period of time as set forth in Section I of Exhibit A. The Corporation and the Employee acknowledge and agree that the term of the Employee's employment hereunder shall be automatically extended from year to year thereafter upon the same terms and conditions, unless terminated by either party hereto upon ninety (90) days written notice given prior to the expiration of the original term of this Agreement or any extension thereof.

                                   ARTICLE II

                                Employment Duties

                  During the term of the Employee's employment hereunder, the Corporation shall employ the Employee and the Employee shall serve the Corporation as a full-time employee in such capacity and with such powers and duties as are set forth in Section II of Exhibit A. The Board of Directors of the Corporation may from time to time prescribe amended duties for the Employee. The Employee shall devote his entire working time and efforts to the business affairs of the Corporation and shall faithfully and to the best of his ability perform his duties hereunder.


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                                   ARTICLE III

                                  Compensation

                  3.1. Salary and Benefits. During the term of the Employee's employment hereunder, the Employee shall be entitled to receive the salary and fringe benefits set forth in Section III of EXHIBIT A. The Employee acknowledges that he shall have no vested rights in any such fringe benefit programs except as expressly provided under the terms thereof and that such programs may be terminated as well as supplemented.

                  3.2. Withholding Taxes. The Corporation shall deduct from all payments to the Employee hereunder any federal, state or local withholding or other taxes or charges which the Corporation is from time to time required to deduct under applicable law, and all amounts payable to the Employee hereunder are stated herein before any such deductions. The Corporation shall have the right to rely upon written opinion of legal counsel, which may be independent legal counsel or legal counsel regularly employed by the Corporation, if any questions should arise as to any such deductions.

                                   ARTICLE IV

                            Termination of Employment

                  4.1. Causes for Termination. Notwithstanding the term set forth in Article I, above, the Employee's employment hereunder shall be terminated prior to the expiration of such term upon the occurrence of any of the following events:

                  4.1.1. In the event of the Employee's death.

                  4.1.2. In the event of the disability of the Employee. For purposes of this Agreement, the term "disability" shall be defined as the inability of the Employee to perform his normal duties as a full-time employee of the Corporation for a period of ninety (90) consecutive days by reason of physical or mental illness or incapacity, or for periods of physical or mental illness or incapacity aggregating one hundred twenty (120) days in any consecutive twelve (12) month period. A physical or mental disability shall be deemed to include the written direction by a physician that the Employee shall, for medical reasons, terminate or substantially reduce his services to the Corporation. If there is any dispute as to whether the termination of the Employee's employment was due to his physical or mental illness or incapacity, such question shall be submitted to a licensed physician for the purpose of making such determination. An examination of the Employee shall be made within thirty (30) days after written notice by the Corporation or the Employee to the other by a licensed physician agreeable to the Corporation. The Employee shall submit to such examination and provide such information that such physician may request and the determination of such physician as to the question of the Employee's physical or mental condition shall be binding and conclusive on all parties concerned for purposes of this Agreement. No information that is not specifically authorized by the Employee to be disclosed by the physician need to be disclosed. A disability shall be deemed to be continuing unless the Employee performs his regular duties for the Corporation for a continuous period of one
(1) month.

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                  4.1.3. Upon the commission of any of the following acts:

                           (a) The failure of the Employee to perform his duties for the Corporation (other than by reason of illness)after being given written notice specifying, the breach and actions to be taken to cure such material breach and giving Employee reasonable time (not under 20 business days) to cure such breach.

                           (b) Willful misconduct by the Employee which is demonstrably and materially injurious to the Corporation, monetarily or otherwise (for the avoidance of debt, any actions taken in good faith as an officer or director shall not be deemed misconduct).

                           (c) Conviction of the Employee of a felony or misdemeanor which, in the reasonable judgment of the Board of Directors of the Corporation, is likely to have a material adverse effect upon the business or reputation of the Corporation, or which substantially impairs the Employee's ability to perform his duties for the Corporation.

                           (d) Breach by the Employee of any agreement with the Corporation concerning noncompetition or the confidentiality of trade secrets or proprietary or other information, after a notice of breach has been given specifying the actions to be taken and given opportunity to take cure such breach.

                  4.2. Consequences of Termination. If the Employee's employment with the Corporation is terminated, the following shall occur:

                  (a) If the Employee's employment is terminated prior to the expiration of this Agreement pursuant to any of the provisions of
         Section 4.1.1 or 4.1.2, above, (1) the Corporation shall pay to the Employee or the Employee's estate, as the case may be, all compensation accrued under Article III, above, to the date of termination, (ii) the Corporation shall pay to the Employee or the Employee's estate, as the case may be, an amount equal to the Employee's annual salary paid to him in the one (1) year period immediately prior to his termination of employment which shall be payable in 12 equal consecutive monthly installments commencing upon the Employee's termination, (iii) the Employee or the Employee's estate, as the case may be shall be entitled to receive for a one (1) year period following the date of termination all benefits the Employee was receiving on the date of termination pursuant to Article III above, all in accordance with the terms of such plans including, without limitation, any forfeiture provisions set forth in such plans, and (iv) the Corporation shall cause all unvested benefits, if any, awarded to the Employee prior to the termination of his employment under any equity, stock or other option program of the Corporation (collectively the "Option Plans") to vest and become immediately exercisable by the Employee.

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                  (b) If the Employee's employment is terminated prior to the expiration of this Agreement pursuant to the provisions of Section 4.1.3, above, (i) the Corporation shall pay to the Employee all compensation accrued under Article III, above, to the date of termination, (ii) the Employee shall be entitled to receive all benefits accrued to the date of termination of the Employee's employment with the Corporation, all in accordance with the terms of such plans including, without limitation, any forfeiture provisions set forth in such plans, and shall have all rights to COBRA or similar benefits and (iii) all vested benefits, if any, held by the Employee on the date of his termination of employment under the Option Plans shall become immediately exercisable by the Employee and all unused options or benefits shall be terminated as provided in such agreements or plans.

                  (c) If (i) the Corporation terminates the Employee's employment prior to the expiration of the Agreement for any reason other than as set forth in Section 4.1.3, above, or (ii) the Employee voluntarily terminates his employment with the Corporation because the Corporation materially adversely modifies or reduces the nature or scope of the Employee's authority or responsibility or the Corporation fails to pay the Employee amounts due under the Agreement, then (A) the Corporation shall continue to pay the Employee his annual base salary which he received pursuant to Article III, above, in the year immediately preceding the date of his termination of employment with the Corporation, for the greater of eighteen (18) months or the remaining, (B) the Employee shall be entitled to receive all benefits the Employee was receiving on the date of his termination of employment pursuant to Article III, above, for the greater of eighteen (18) months or the remaining term of the Agreement, and (C) all vested or unvested benefits, if any, which the Employee was entitled to receive during the term of this Agreement under the Option Plans shall vest and become immediately exercisable, PROVIDED THAT the provisions of paragraphs (A) and (B) shall not apply unless and until the common stock of the Corporation is listed for trading on the American Stock Exchange (the "AMEX") or any other U.S. market place similar or superior and the Corporation's securities known as CUFS (CHESS Units of Foreign Securities) cease trading or, and the Corporation is no longer subject to the rules of, the Australian Stock Exchange Ltd (the "ASX").

         4.3 Expiration of Term. Except as set forth in Section 4.2, above, upon the expiration of the term of this Agreement, the Corporation shall pay to the Employee an amount equal to the Employee's annual base salary paid to him pursuant to Article III, above, in the eighteen (18) month period immediately prior to the expiration of the term of this Agreement, in eighteen (18) equal consecutive monthly installments commencing upon the date of such expiration, PROVIDED THAT the provisions of this section 4.3 shall not apply unless and until the common stock of the Corporation is listed for trading on the AMEX or any other similar or superior U.S. market and the Corporation's securities known as CUFS (CHESS Units of Foreign Securities) cease trading on the ASX and the Corporation is no longer subject to the rules of the ASX.

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                                    ARTICLE V

                    Covenant Not to Compete; Confidentiality

                  5.1. Restrictions. The Employee agrees that he shall not, at any time while he is employed by the Corporation or at any time during the eighteen (18) month period following the termination of his employment with the Corporation for any reason, either directly or indirectly, whether as agent, stockholder (except as the holder of not more than five percent (5%) of the stock of a publicly held company, provided the Employee does not participate in the business of such company or render advice or assistance to it), employee, officer, director, trustee, partner, consultant, proprietor or otherwise:

                           (a) Acquire an ownership interest in, work for or render advice or assistance to any business, incorporated or otherwise, operating within a fifty (50) mile radius of the Corporation's offices which is engaged in the sale, marketing and/or distribution of products or services sold or offered by the Corporation as of the date hereof or during the period in which the Employee is employed by the Corporation.

                           (b) Except on behalf of the Corporation, contact, sell or solicit to sell, or attempt to contact, sell or solicit to sell, products or services competitive with those offered or sold by the Corporation to any customer of the Corporation.

                           (c) For purposes of this Article V, the following definitions shall apply:

                                    (i) During the term of the Employee's
                  employment, the term "customer" shall mean those persons or entities to whom the Corporation or its predecessor entity has sold, or solicited to sell, products or services during the term of the Employee's employment.

                                    (ii) During the period following the
                  termination of the Employee's employment, the term "customer" shall mean any entity or person to whom the Corporation or its predecessor entity has sold, or solicited to sell, products or services during the two (2) year period prior to the termination of the Employee's employment.

                  5.2. Confidential Information. The Employee agrees that he shall not at any time while he is employed by the Corporation, and for a period of three years after termination of his employment with the Corporation for any reason, except on behalf of the Corporation, either directly or indirectly, disclose to any person other than an employee or agent of the Corporation having the need to know such information in the ordinary course of business, or to a person to whom such disclosure has been authorized by the Board of Directors of the Corporation, any "confidential information." The term "confidential information" shall mean: (A) all technical information relating to the Corporation's or its predecessor's business; (B) any information concerning any product or service under development by, or being tested by, the Corporation but

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not yet offered for sale; (C) any information concerning the pricing policies of the Corporation, the prices charged by the Corporation to any customer, the volume of orders of any customer, any bids or negotiations being submitted by or being conducted by the Corporation and all other information concerning the transactions of the Corporation with any customer or proposed customer; (D) any information concerning the marketing programs or strategies of the Corporation;
(E) any financial information concerning the Corporation or its substitutes or predecessors; (F) any information concerning the salaries or wages paid to, the work records of or any other personnel information relating to any employee of the Corporation; and (G) any other information determined by the Corporation to be confidential and proprietary and which is identified as such prior to or at the time of its disclosure to the Employee. Notwithstanding the foregoing, no information shall be considered to be confidential information which (i) is disclosed or published without the fault of the Employee, or (ii) is or becomes general public information without disclosure by the Employee. The Employee acknowledges and agrees that the provisions of this Section 5.2 shall not be construed to constitute: (a) a waiver by the Corporation of any of its rights in or to protect specific items of its proprietary information which constitutes trade secrets, or (b) a release of or a limit on the Employee's legal obligation not to disclose or misappropriate any trade secrets of the Corporation during or after his employment with the Corporation. Notwithstanding the foregoing, Employee shall be permitted to disclose any confidential information that was requested under subpoena, court order or regulatory requirements or enforcement proceedings of any governmental agency or such regulatory agency.

                  5.3. Surrender of Records. The Employee agrees upon termination of his employment with the Corporation immediately to surrender to the Corporation all correspondence, letters, contracts, manuals, mailing lists, customer lists, marketing data, ledgers, supplies, corporate checks and all other materials or records of any kind relating to the Corporation, its predecessor or their business then in his possession or under his control, as well as all copies of any of the foregoing.

                  5.4. Remedies. The Employee recognizes that irrevocable injury may result to the Corporation, its business and its property, in the event of a breach by him of the restrictions imposed by this Article V and that the Employee's acceptance of such restrictions was a material factor in the Corporation's decision to provide employment to the Employee. The Employee agrees that if he shall engage in any acts in violation of this Article V, the Corporation shall be entitled, in addition to such other remedies and damages as may be available to it, to an injunction prohibiting him from engaging in any such acts.

                  5.5. Notice to Subsequent Employers. The Employee agrees to fully disclose the terms of this Agreement to any person, firm, corporation or other entity by which or with whom he may hereafter become employed, or to which he may hereafter render services, prior to accepting any such employment or performing any such services and further agrees that the Corporation may, if it desires, send a copy of this Agreement to, or otherwise make the provisions hereof known, to any such employer.

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                                   ARTICLE VI

               Assignment and Disclosure of Inventions and Patents

                  The Employee hereby sells, assigns and transfers to the Corporation all of his right, title and interest in and to any and all Inventions (as hereinafter defined) and agrees that all Inventions are or shall become the sole and exclusive property of the Corporation and that only the Corporation shall have the right to use, sell, license, assign or otherwise exploit such Inventions and products, articles, commodities, methods or processes employing them. The Employee shall make a full and complete written disclosure of any and all Inventions to the Corporation and shall promptly execute and deliver to the Corporation all documents which the Corporation may deem necessary or appropriate to effect a valid assignment of the Employee's right and title to any Invention to the Corporation or to prepare, file or prosecute any domestic or foreign patent application in connection therewith. The Employee further agrees to fully cooperate with the Corporation and to take such actions as the Corporation may request, including testimony in patent or other legal proceedings, in connection with the protection, establishment and/or enforcement of the Corporation's rights to any such Invention and/or to permit the Corporation to reduce the same to practice. The Corporation agrees to reimburse the Employee for any out-of-pocket expenses expended by the Employee in complying with the provisions of this Article VI. In addition thereto, the Corporation shall pay to the Employee an amount equal to Two Hundred Fifty Dollars ($250.00) for each patent application prepared and filed with respect to an Invention conceived by the Employee and One Hundred Fifty Dollars ($150.00) for each Invention conceived by the Employee which constitutes a trade secret of the Corporation. For purposes hereof, an "Invention" shall mean any idea, innovation, discovery, process, design, development, improvement, application, technique or invention, whether patentable or not, which in any way affects or relates to, or which is or may become capable of being used in the business of the Corporation and which the Employee may, either wholly or in part, and either solely or jointly with others, conceive, make or secure or may have conceived, made or secured at any time during the period of time he is employed by the Corporation or the Corporation's predecessor entity or during the six-month period following termination of his employment with the Corporation.

                                   ARTICLE VII

                                    Expenses

                  During the term of the Employee's employment hereunder, the Corporation shall pay or reimburse the Employee for all reasonable and necessary business expenses incurred by the Employee in the interest of the Corporation in accordance with the Corporation's reimbursement policies in effect from time to time. The Employee shall be required to submit an itemized account of such expenditures and such proof as may be necessary to establish to the satisfaction of the Corporation that the expenses incurred by the Employee were ordinary and necessary business expenses incurred on behalf of the Corporation.

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                                  ARTICLE VIII

                                Waiver of Breach

                  The waiver by the Corporation of any breach of any provision of this Agreement by the Employee shall not be deemed a waiver by the Corporation of any subsequent breach.

                                   ARTICLE IX

                                     Notice

                  Any notice required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given and received in all respects when personally delivered or three (3) days after when deposited in the United States mail, certified mail, postage prepaid, return receipt requested and addressed to the principal office of the Corporation or the residence of the Employee, as the case may be.

                                    ARTICLE X

                                   Assignment

                  This Agreement shall not be assignable by the Corporation without the written consent of the Employee, except that if the Corporation shall merge or consolidate with or into, or transfer substantially all of its assets, including goodwill, to another corporation or other form of business organization, this Agreement shall be binding upon and inure to the benefit of the successor of the Corporation resulting from such merger, consolidation or transfer. The Employee may not assign, pledge or encumber any interest in this Agreement or any part thereof without the written consent of the Corporation.

                                   ARTICLE XI

                          Complete Agreement; Amendment

                  This Agreement contains the full and complete understanding and agreement of the parties hereto and supersedes all prior agreements or understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be modified, amended, terminated or discharged orally.

                                   ARTICLE XII

                                  Governing Law

                  This Agreement and all questions of its interpretation, performance, enforceability and the rights and remedies of the parties hereto shall be governed by and determined in accordance with the internal laws of the State of Wisconsin.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day, month and year first above written.


                              CORPORATION:

                              ZBB ENERGY CORPORATION.


                              By:
                                  -----------------------------
                                            (Title)




                              EMPLOYEE:



                              ----------------------------------
                              Robert John Parry





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                                    EXHIBIT A




SECTION I. TERM

         The term of the employee's employment under this agreement shall commence effective as of July 1, 2006 and shall, except as it may otherwise be subject to termination hereunder, continue thereafter for a period of three (3) years.


SECTION II. POSITION AND DUTIES

         The employee shall be employed by the Corporation in the capacity of Chief Executive Officer of the Corporation and in such capacity shall have responsibility for the overall management and control of policy and direction of the Corporation as provided for under Section 4.06 of the Corporations By-Laws. In addition, the Employee shall serve as an Executive Director of the Board of Directors of the Corporation.


SECTION III. SALARY AND BENEFITS

         The corporation shall pay to the employee an annual salary and benefits package equal to at least $187,620.00). The employee's salary shall be payable in equal installments not less frequently than monthly and shall be subject to increase in each year in an amount mutually agreed by the Employee and the Corporation and in any event by an amount not less than the Increase in the Consumer Price Index. As used herein, "Consumer Price Index" as of any date means the index published most recently preceding such date by the Bureau of Labor Statistics, United States Department of Labor, "Consumer Price Index, All urban Consumers, All Items, Milwaukee, Wisconsin (1982-84 =100)".

         The employee shall also be entitled to participate in any individual or group life insurance, health insurance, qualified pension or profit sharing plan or any other fringe benefit program which the Corporation may from time to time make available to its management employees. In addition thereto, the employee shall be entitled to participate in a stock option benefit which shall be made available to the Corporation's management team.


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